EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

4 - NIRE
35300149947



01.02 - HEAD OFFICE ADDRESS
1- Full Address (Street, Number and Complement)                    2- District
AV. ESCOLA POLITECNICA,760, 2nd floor                              JAGUARE
3- Zip Code                                  4- City                                    5- State
05350-901                                    SAO PAULO                                  S.P.
6- DDD (Long distance)      7- Telephone              8- Telephone              9 - Telephone             10- Telex
55 11                       3718-5301                 3718-5306                 3718-5465
11- DDD (Long distance)           12- Fax                          13- Fax                         14- Fax
55 11                             3718-5297                        3714-4436
15- E-MAIL

ACOES@PERDIGAO.COM.BR

01.03 - INVESTOR RELATIONS DIRECTOR (ADDRESS FOR CORRESPONDENCE WITH THE COMPANY)

1- Name
WANG WEI CHANG
2- Full Address (Place, Number and Complement)                     3- District
AV. ESCOLA POLITECNICA,760 - 2nd floor                             JAGUARE
4- Zip Code (CEP)                            5- City                                    6- State
05350-901                                    SAO PAULO                                  S.P.
7- DDD (long           8- Telephone          9- Telephone          10- Telephone        11- Telex             12- DDD (long
distance) 5511         3718-5301             3718-5306             3718-5465                                  distance) 5511
13- Fax                           14- Fax                          15- Fax                         16- E-MAIL
3718-5297                         3714-4436                                                        acoes@perdigao.com.br

01.04  - REFERENCE / AUDITOR

Fiscal year                          1- Beggining date of fiscal year    2- Ending date of fiscal year
1- Last                                          01/01/2003                                      12/31/2003
2- Penultimate                                   01/01/2002                                      12/31/2002
3- Antepenultimate                               01/01/2001                                      12/31/2001
4- Auditing Company                                                                5- CVM Code
    Ernst & Young Auditores Independentes S/S                                           00471-5
6- Technical in Charge                                                             7- Technical in Charge Taxpayers' Register
    Luiz Carlos Passetti                                                                001.625.898-32

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

01.05 - CURRENT COMPOSITION OF CAPITAL

Number of Shares (units)          1- 12/31/2003                    2-  12/31/2002                  3- 12/31/2001
PAID-UP CAPITAL
1-COMMON                                     15,471,957                      15,471,957                       15,471,957
2-PREFERRED                                  29,180,427                      29,180,427                       29,180,427
3-TOTAL                                      44,652,384                      44,652,384                       44,652,384
IN TREASURY
4-COMMON                                       7,900                            7,900                           7,900
5-PREFERRED                                   135,595                          135,595                         135,595
6-TOTAL                                       143,495                          143,495                         143,495

01.06 - COMPANY PROFILE

1 - TYPE OF COMPANY
Industrial, Commercial and Others
2 - SITUATION
Operational
3 - NATURE OF SHARE CONTROL
National Private
4 - CODE OF ACTIVITY
1170000 - Participation & Administration
5 -  MAIN ACTIVITY
Holding
6 - CONSOLIDATED TYPE
Total

01.07- COMPANIES NOT INCLUDED IN CONSOLIDATED FINANCIAL STATEMENTS

-----------------------------------------------------------------------------------------------------------------------------------
1- Item            2- General Taxpayers' Register                              3- Name
-----------------------------------------------------------------------------------------------------------------------------------

01.08 - DIVIDENDS PAID

1- ITEM             2- EVENT           3-APPROVAL DATE   4-  DIVIDENDS      5-  BEGINNING OF   6- TYPE OF SHARE  7- AMOUNT PER
                                                                            PAYMENT                              SHARE
01                  Board Meeting      12/15/2003        Interest over      02/27/2004         Common            0.8088300000
                                                         company capital
02                  Board Meeting      12/15/2003        Interest over      02/27/2004         Preferred         0.8088300000
                                                         company capital

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


01.09 - INVESTOR RELATIONS DIRECTOR


1 - Date           2 - Signature
03/03/2004

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------



02.01- BALANCE SHEET - ASSETS  (IN THOUSANDS OF BRAZILIAN REAIS)

1 - Code           2 - Description                            3- 12/31/2003          4- 12/31/2002          5- 12/31/2001
1                  TOTAL ASSETS                                              811,108                682,963                 714,372
1.01               CURRENT ASSETS                                             35,836                  4,817                  45,277
1.01.01            Cash and Banks                                                 48                     33                      51
1.01.02            Credits                                                         0                      0                       0
1.01.03            Inventories                                                     0                      0                       0
1.01.04            Others                                                     35,788                  4,784                  45,226
1.01.04.01         Dividends and Interest Over Capital                        30,600                      0                  38,547
1.01.04.02         Taxes to Recover                                            4,947                  1,281                   6,595
1.01.04.03         Deferred Taxes                                                  0                  3,345                       0
1.01.04.04         Advanced Expenses                                             241                    158                      84
1.02               NONCURRENT ASSETS                                           5,680                  2,970                   2,586
1.02.01            Credits                                                         0                      0                       0
1.02.02            Credits with Associates                                     5,409                      0                       0
1.02.02.01         With Affiliates                                                 0                      0                       0
1.02.02.02         With Subsidiaries                                           5,409                      0                       0
1.02.02.03         With Other Associates                                           0                      0                       0
1.02.03            Others                                                        271                  2,970                   2,586
1.02.03.01         Legal Deposits                                                  0                  2,735                   2,349
1.02.03.02         Deferred Taxes                                                241                    200                     202
1.02.03.03         Other Receivables                                              30                     35                      35
1.03               PERMANENT ASSETS                                          769,592                675,176                 666,509
1.03.01            Investments                                               769,592                675,176                 666,509
1.03.01.01         Equity in Affiliates                                            0                      0                       0
1.03.01.02         Equity in Subsidiaries                                    769,588                675,176                 666,509
1.03.01.03         Other Investments                                               4                      0                       0
1.03.02            Fixed Assets                                                    0                      0                       0
1.03.03            Deferred                                                        0                      0                       0

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

02.02- BALANCE SHEET - LIABILITIES (IN THOUSANDS OF BRAZILIAN REAIS)

1 - Code           2 - Description                            3- 12/31/2003          4- 12/31/2002          5- 12/31/2001
2                  TOTAL LIABILITIES                                         811,108                682,963                 714,372
2.01               CURRENT LIABILITIES                                        36,017                    534                  41,054
2.01.01            Loans and Financing                                             0                      0                       0
2.01.02            Debentures                                                      0                      0                       0
2.01.03            Suppliers                                                       2                      0                       0
2.01.04            Taxes, Charges and Contribution                             1,038                     74                     339
2.01.04.01         Social Contributions                                           55                     33                      29
2.01.04.02         Tax Obligations                                               983                     41                     310
2.01.05            Dividends Payable                                               3                     20                   2,491
2.01.06            Provisions                                                    313                    229                     202
2.01.06.01         Provisions for vacations & 13th salaries                      313                    229                     202
2.01.06.02         Provision for Income Tax                                        0                      0                       0
2.01.07            Debts with Associates                                           0                     91                   5,311
2.01.08            Others                                                     34,661                    120                  32,711
2.01.08.01         Interest on Company Capital                                34,637                     95                  32,686
2.01.08.02         Other Obligations                                              24                     25                      25
2.02               NONCURRENT LIABILITIES                                        509                    510                     510
2.02.01            Loans and Financing                                             0                      0                       0
2.02.02            Debentures                                                      0                      0                       0
2.02.03            Provisions                                                      0                      0                       0
2.02.04            Debts with Associates                                           0                      0                       0
2.02.05            Others                                                        509                    510                     510
2.02.05.01         Reserve for Contingencies                                     509                    510                     510
2.03               DEFERRED INCOME                                                 0                      0                       0
2.05               NET EQUITY                                                774,582                681,919                 672,808
2.05.01            Paid-up Capital Stock                                     490,000                490,000                 415,433
2.05.02            Capital Reserves                                                0                      0                     142
2.05.02.01         Reserve for Fiscal Incentive                                    0                      0                     142
2.05.03            Revaluation Reserve                                             0                      0                       0
2.05.03.01         Owned Assets                                                    0                      0                       0
2.05.03.02         Subsidiaries/ Affiliates                                        0                      0                       0
2.05.04            Profit Reserves                                           284,582                191,919                 257,233

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


02.02 - BALANCE SHEET - LIABILITIES (IN THOUSANDS OF BRAZILIAN REAIS)
1 - Code           2 - Description                            3- 12/31/2003          4- 12/31/2002          5- 12/31/2001
2.05.04.01         Legal                                                      24,956                 18,523                  17,797
2.05.04.02         Statutory                                                       0                      0                       0
2.05.04.03         For Contigencies                                                0                      0                       0
2.05.04.04         Profits Realizable                                              0                      0                       0
2.05.04.05         Retained Earnings                                               0                      0                       0
2.05.04.06         Special for Non-distributed Dividends                           0                      0                       0
2.05.04.07         Other profit Reserves                                     259,626                173,396                 239,436
2.05.04.07.01      Expansion Reserves                                        231,806                171,309                 166,672
2.05.04.07.02      Increase Capital Reserves                                  28,635                  2,902                  73,579
2.05.04.07.03      Treasury Shares                                             (815)                  (815)                   (815)
2.05.05            Accumulated Profit/ Losses                                      0                      0                       0

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

03.01 -  STATEMENT OF INCOME (IN THOUSANDS OF BRAZILIAN REAIS)

1-Code            2-Description                                3- 01/01/2003 to       4- 01/01/2002 to       5- 01/01/2001 to
                                                               12/31/2003             12/31/2002             12/31/2001
3.01              GROSS INCOME FROM SALES AND/OR SERVICES                           0                      0                      0
3.02              Sales Returns                                                     0                      0                      0
3.03              NET INCOME FROM SALES AND/OR SERVICES                             0                      0                      0
3.04              Cost of Goods and/or Services Sold                                0                      0                      0
3.05              GROSS INCOME                                                      0                      0                      0
3.06              OPERATING INCOME/EXPENSES                                   132,907                 10,435                169,399
3.06.01           With Sales                                                        0                      0                      0
3.06.02           General And Administrative                                  (3,421)                (2,491)                (2,166)
3.06.02.01        Administrative                                              (1,149)                  (941)                  (761)
3.06.02.02        Management Compensation                                     (2,272)                (1,550)                (1,405)
3.06.03           Financial                                                     5,875                    285                  1,811
3.06.03.01        Financial Income                                              5,886                  2,616                  2,526
3.06.03.02        Financial Expenses                                             (11)                (2,331)                  (715)
3.06.04           Other Operating Income                                           41                      0                      0
3.06.05           Other Operating Expenses                                          0                      0                      0
3.06.06           Income On Equity                                            130,412                 12,641                169,754
3.07              OPERATING INCOME                                            132,907                 10,435                169,399
3.08              Non-operating Income                                            (1)                      0                   (77)
3.08.01           Income                                                        2,247                      0                      0
3.08.02           Expenses                                                    (2,248)                      0                   (77)
3.09              INCOME BEFORE TAX AND INTERESTS                             132,906                 10,435                169,322
3.10              Provision for Income Tax And Social                           (939)                    733                (1,152)
                  Contribution
3.11              Deferred Income Tax                                         (3,304)                  3,343                     77
3.12              Interests And Statutory                                           0                      0                      0
3.12.01           Interests                                                         0                      0                      0
3.12.02           Contribution                                                      0                      0                      0
3.13              Reversion Of Interest Over Company Capital                        0                      0                      0
3.15              PROFIT/LOSS IN FISCAL YEAR                                  128,663                 14,511                168,247
                  Number of Shares - Ex-treasury (units)                   44,508,889             44,508,889             44,508,889
                  Profit Per Share                                            2.89073                0.32602                3.78008
                  Loss Per Share

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


04.01 - STATEMENTS OF CHANGES IN FINANCIAL POSITION (IN THOUSANDS OF BRAZILIAN REAIS)


1-Code            2-Description                                3- 01/01/2003 to       4- 01/01/2002 to       5- 01/01/2001 to
                                                               12/31/2003             12/31/2002             12/31/2001
4.01              Sources of  funds                                      34,175                  6,886                 55,196
4.01.01           From Operations                                        34,175                  6,886                 55,196
4.01.01.01        Profit/Loss In Fiscal Year                            128,663                 14,511                168,247
4.01.01.02        Values that don't represent changes in the           (94,488)                (7,625)              (113,051)
                  Working Capital
4.01.01.02.01     Net Financial charges on long-term items                 (55)                  (449)                   (61)
4.01.01.02.02     Equity pick-up                                      (130,412)               (12,641)              (169,754)
4.01.01.02.03     Dividends and interest on own capital                  36,000                  5,400                 56,567
4.01.01.02.04     Provision for contingencies                               (1)                     63                     96
4.01.01.02.05     Deferred Taxes (IRPJ/CSLL)                               (41)                      2                   (79)
4.01.01.02.06     Others                                                     21                      0                    180
4.01.02           From Shareholders                                           0                      0                      0
4.01.02.01        Capital Increase                                            0                      0                      0
4.01.03           From Third parties                                          0                      0                      0
4.02              Application of funds                                   38,639                  6,826                 52,807
4.02.01           Dividends and interest on own capital                  36,000                  5,400                 50,473
4.02.02           Investments                                                20                  1,426                      0
4.02.03           Treasury shares                                             0                      0                      0
4.02.04           Others                                                  2,619                      0                  2,334
4.03              Increase (Decrease) in Working Capital                (4,464)                     60                  2,389
4.04              Changes in Current Assets                              31,019               (40,460)                 30,890
4.04.01           Current Assets - beggining of year                      4,817                 45,277                 14,387
4.04.02           Current Assets - end of year                           35,836                  4,817                 45,277
4.05              Changes in Current Liabilities                         35,483               (40,520)                 28,501
4.05.01           Current Liabilities - beggining of year                   534                 41,054                 12,553
4.05.02           Current Liabilities - end of year                      36,017                    534                 41,054

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


05.01 - STATEMENTS OF CHANGES IN  SHAREHOLDERS'  EQUITY FOR THE PERIOD FROM  01/01/2003  TO  12/31/2003  (IN
THOUSANDS OF BRAZILIAN REAIS)

1-Code     2-Description             3- Capital Stock     4- Capital   5-Revaluation       6- Income      7- Retained      8- Total
                                                          Reserves     Reserves            Reserves         Earnings

5.01       Initial Balance                    490,000          0           0             191,919                  0         681,919
5.02       Adjustments in past                      0          0           0                   0                  0               0
           fiscal years
5.03       Increase (Decrease) in                   0          0           0                   0                  0               0
           Capital Stock
5.04       Realization of Reserves                  0          0           0                   0                  0               0
5.05       Treasury shares                          0          0           0                   0                  0               0
5.06       Profit/Loss In Fiscal                    0          0           0                   0            128,663         128,663
           Year
5.07       Allocation of income                     0          0           0              92,663          (128,663)        (36,000)
5.07.01    Legal Reserve                            0          0           0               6,433            (6,433)               0
5.07.02    Reserve for expansion                    0          0           0              60,497           (60,497)               0
5.07.03    Reserve to increase                      0          0           0              25,733           (25,733)               0
           capital
5.07.04    Interest over capital                    0          0           0                   0           (36,000)        (36,000)
5.08       Other                                    0          0           0                   0                  0               0
5.09       Final Balance                      490,000          0           0             284,582                  0         774,582


EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


05.02 - STATEMENTS OF CHANGES IN  SHAREHOLDERS'  EQUITY FOR THE PERIOD FROM  01/01/2002  TO  12/31/2002  (IN
THOUSANDS OF BRAZILIAN REAIS)

1-Code     2-Description             3- Capital Stock     4- Capital   5-Revaluation     6- Income      7- Retained      8- Total
                                                          Reserves     Reserves          Reserves         Earnings

5.01       Initial Balance                      415,433         142              0        257,233               0        672,808
5.02       Adjustments in past fiscal                 0           0              0              0               0              0
           years
5.03       Increase (Decrease) in                74,567       (142)              0       (74,425)               0              0
           Capital Stock
5.04       Realization of Reserves                    0           0              0              0               0              0
5.05       Treasury shares                            0           0              0              0               0              0
5.06       Profit/Loss In Fiscal Year                 0           0              0              0          14,511         14,511
5.07       Allocation of income                       0           0              0          9,111        (14,511)        (5,400)
5.07.01    Legal Reserve                              0           0              0            726           (726)              0
5.07.02    Reserve for expansion                      0           0              0          5,483         (5,483)              0
5.07.03    Reserve to increase capital                0           0              0          2,902         (2,902)              0
5.07.04    Interest over capital                      0           0              0              0         (5,400)        (5,400)
5.08       Other                                      0           0              0              0               0              0
5.09       Final Balance                        490,000           0              0        191,919               0        681,919

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


05.03 -  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE PERIOD FROM 01/01/2001 TO 12/31/2001 (IN
THOUSANDS OF BRAZILIAN REAIS)

1-Code     2-Description             3- Capital Stock     4- Capital   5-Revaluation     6- Income      7- Retained      8- Total
                                                          Reserves     Reserves          Reserves         Earnings

5.01      Initial Balance                      415,433             39         0         139,459              0          554,931
5.02      Adjustments in past fiscal                 0              0         0               0              0                0
          years
5.03      Increase (Decrease) in                     0              0         0               0              0                0
          Capital Stock
5.04      Realization of Reserves                    0              0         0               0              0                0
5.05      Treasury shares                            0              0         0               0              0                0
5.06      Profit/Loss In Fiscal Year                 0              0         0               0        168,247          168,247
5.07      Allocation of income                       0              0         0         117,774      (168,247)         (50,473)
5.07.01   Legal Reserve                              0              0         0           8,413        (8,413)                0
5.07.02   Reserve for expansion                      0              0         0          75,711       (75,711)                0
5.07.03   Reserve to increase capital                0              0         0          33,650       (33,650)                0
5.07.04   Dividends and interest on                  0              0         0               0       (50,473)         (50,473)
          own capital
5.08      Other                                      0            103         0               0              0              103
5.08.01   Fiscal incentives                          0            103         0               0              0              103
5.09      Final Balance                        415,433            142         0         257,233              0          672,808

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


06.01- BALANCE SHEET - ASSETS - CONSOLIDATED  (IN THOUSANDS OF BRAZILIAN REAIS)

1 - Code           2 - Description                                  3- 12/31/2003        4- 12/31/2002        5- 12/31/2001
1                  TOTAL ASSETS                                         2,779,008            3,007,234             2,424,094
1.01               CURRENT ASSETS                                       1,666,586            1,862,352             1,043,055
1.01.01            Cash and Banks                                         648,520              904,248               402,976
1.01.01.01         Cash                                                    10,955               50,954                11,757
1.01.01.02         Cash Investments                                       637,565              853,294               391,219
1.01.02            Credits                                                153,010              197,520               256,308
1.01.02.01         Clients                                                153,010              197,520               256,308
1.01.03            Inventories                                            680,853              594,228               318,675
1.01.03.01         Finished goods                                         267,333              203,231                74,986
1.01.03.02         Goods in process                                        28,128               20,601                14,083
1.01.03.03         Raw material                                            55,296               63,059                18,691
1.01.03.04         By-products and packaging                               73,402               68,954                53,359
1.01.03.05         Livestock (poultry, turkey and hogs)                   239,482              212,357               139,879
1.01.03.06         Advances to Suppliers and transit imports               17,212               26,026                17,677
1.01.04            Others                                                 184,203              166,356                65,096
1.01.04.01         Taxes Receivable                                        92,725               99,868                45,301
1.01.04.02         Deferred Taxes                                          20,209               24,170                 1,029
1.01.04.03         Securities Receivable                                   15,286                8,948                 5,687
1.01.04.04         Other Rights                                            21,634               14,765                 7,985
1.01.04.05         Advanced Expenses                                       34,349               18,605                 5,094
1.02               NONCURRENT ASSETS                                      124,829              135,735               403,591
1.02.01            Credits                                                      0                    0                     0
1.02.02            Credits with Associates                                      0                    0                     0
1.02.02.01         With Affiliates                                              0                    0                     0
1.02.02.02         With Subsidiaries                                            0                    0                     0
1.02.02.03         With Other Associates                                        0                    0                     0
1.02.03            Others                                                 124,829              135,735               403,591
1.02.03.01         Cash Investments                                         5,728               47,129               328,249
1.02.03.02         Taxes Receivable                                        29,961                7,305                 4,755
1.02.03.03         Deferred Taxes                                          41,554               36,295                35,314
1.02.03.04         Securities Receivable                                   24,765               20,543                18,012
1.02.03.05         Legal Deposits                                          13,261               13,352                 7,993
1.02.03.06         Clients                                                  8,859                8,644                 6,346
1.02.03.07         Other Rights                                               701                2,467                 2,922
1.03               PERMANENT ASSETS                                       987,593            1,009,147               977,448

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

1.03.01            Investments                                                469                  442                   483

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


06.01 - BALANCE SHEET - ASSETS - CONSOLIDATED  (IN THOUSANDS OF BRAZILIAN REAIS)

1 - Code           2 - Description                                  3- 12/31/2003        4- 12/31/2002        5- 12/31/2001
1.03.01.01         Equity in Affiliates                                       0                    0                    50
1.03.01.02         Equity in Subsidiaries                                     0                    0                     0
1.03.01.02.01      Goodwill in Equity in Subsidiaries                         0                    0                     0
1.03.01.03         Other Investments                                        469                  442                   433
1.03.01.03.01      Interest through Fiscal Incentives                        74                   74                    74
1.03.01.03.02      Other Investments                                        395                  368                   359
1.03.02            Fixed Assets                                         914,974              934,097               903,640
1.03.02.01         Land                                                  84,149               84,782                86,953
1.03.02.02         Buildings and Improvements                           522,517              483,212               463,944
1.03.02.03         Machinery and Equipment                              583,885              531,696               469,060
1.03.02.04         Electric and hydraulic installations                  50,489               34,866                33,511
1.03.02.05         Forests and reforestation                             17,550               14,994                13,539
1.03.02.06         Construction in progress                              23,661               79,894                73,775
1.03.02.07         Other                                                 20,746               19,728                17,537
1.03.02.08         (-) Depreciation and Depletion                     (388,023)            (315,075)             (254,679)
1.03.03            Deferred Charges                                      72,150               74,608                73,325
1.03.03.01         Preoperating Costs                                    69,579               58,493                50,512
1.03.03.02         Implementation of Integrated Systems                  24,547               25,026                20,519
1.03.03.03         Goodwill on acquisition of investment                 18,888               18,888                18,888
1.03.03.04         (-) Amortization                                     (40,864)             (27,799)              (16,594)

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


06.02- BALANCE SHEET - LIABILITIES - CONSOLIDATED (IN THOUSANDS OF BRAZILIAN REAIS)

1 - Code           2 - Description                                     3- 12/31/2003        4- 12/31/2002        5- 12/31/2001
2                  TOTAL LIABILITIES                                      2,779,008            3,007,234             2,424,094
2.01               CURRENT LIABILITIES                                    1,320,356            1,667,162             1,014,013
2.01.01            Loans and Financing                                      796,609            1,249,721               686,324
2.01.01.01         Financial Institutions                                   498,192              763,033               458,519
2.01.01.02         Advance on Export Contracts                              298,417              486,688               227,805
2.01.02            Debentures                                                14,977               12,471                10,315
2.01.03            Suppliers                                                323,480              278,607               151,292
2.01.04            Taxes, Charges and Contribution                           45,045               34,292                43,034
2.01.04.01         Tax Obligations                                           33,259               23,374                29,214
2.01.04.02         REFIS - Brazilian Tax Recovery Program                        31                1,463                 5,626
2.01.04.03         Social Contributions                                      11,755                9,455                 8,194
2.01.05            Dividends Payable                                              3                   20                 2,491
2.01.06            Provisions                                                41,136               32,306                33,206
2.01.06.01         Provisions for vacations & 13th salaries                  41,136               32,306                33,206
2.01.07            Debts with Associates                                          0                    0                     0
2.01.08            Others                                                    99,106               59,745                87,351
2.01.08.01         Payroll                                                   10,937                7,358                 7,356
2.01.08.02         Interest Over Company Capital                             34,637                   95                32,686
2.01.08.03         Participation payable                                      9,441                  693                13,648
2.01.08.04         Other Obligations                                         44,091               51,599                33,661
2.02               NONCURRENT LIABILITIES                                   695,465              664,432               737,273
2.02.01            Loans and Financing                                      531,560              466,841               524,872
2.02.01.01         Financial Institutions                                   528,671              464,019               510,912
2.02.01.02         Advance on Export Contracts                                2,889                2,822                13,960
2.02.02            Debentures                                                53,343               64,580                73,899
2.02.03            Provisions                                                     0                    0                     0
2.02.04            Debts with Associates                                          0                    0                     0
2.02.05            Others                                                   110,562              133,011               138,502
2.02.05.01         Taxes and Benefits Obligations                             5,539                3,479                 7,123
2.02.05.02         REFIS - Tax Recovery Program                                   0                    0                13,598
2.02.05.03         Deferred Taxes                                             2,491                7,502                 8,210
2.02.05.04         Reserves for Contingencies                               102,532              122,030               109,571
2.03               DEFERRED INCOME                                                0                    0                     0
2.04               MINORITY INTEREST                                              0                    0                     0

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

2.05               NET EQUITY                                               763,187              675,640               672,808
2.05.01            Paid-up Capital Stock                                    490,000              490,000               415,433

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


06.02 - BALANCE SHEET - LIABILITIES - CONSOLIDATED (IN THOUSANDS OF BRAZILIAN REAIS)

1 - Code           2 - Description                                     3- 12/31/2003       4- 12/31/2002       5- 12/31/2001
2.05.02            Capital Reserves                                              0                   0                  142
2.05.02.01         Reserve for Fiscal Incentive                                  0                   0                  142
2.05.03            Revaluation Reserve                                           0                   0                    0
2.05.03.01         Owned Assets                                                  0                   0                    0
2.05.03.02         Subsidiaries/ Affiliates                                      0                   0                    0
2.05.04            Profit Reserves                                         273,187             185,640              257,233
2.05.04.01         Legal                                                    24,956              18,523               17,797
2.05.04.02         Statutory                                                     0                   0                    0
2.05.04.03         For Contigencies                                              0                   0                    0
2.05.04.04         Profits Realizable                                            0                   0                    0
2.05.04.05         Retained Earnings                                             0                   0                    0
2.05.04.06         Special for Non-distributed Dividends                         0                   0                    0
2.05.04.07         Other profit Reserves                                   248,231             167,117              239,436
2.05.04.07.01      Expansion Reserves                                      231,806             171,309              166,672
2.05.04.07.02      Increase Capital Reserves                                28,635               2,902               73,579
2.05.04.07.03      Treasury Shares                                           (815)               (815)                (815)
2.05.04.07.04      Unrealized Profit                                      (11,395)             (6,279)                    0
2.05.05            Accumulated Profit/ Losses                                    0                   0                    0

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


07.01 - STATEMENT OF INCOME - CONSOLIDATED (IN THOUSANDS OF BRAZILIAN REAIS)

1-Code            2-Description                                  3- 01/01/2003 to      4- 01/01/2002 to       5- 01/01/2001 to
                                                                    12/31/2003            12/31/2002             12/31/2001
3.01              GROSS INCOME FROM SALES AND/OR SERVICES            4,370,966              3,341,709             2,789,409
3.01.01           Sales In Domestic Market                           2,533,101              2,135,761             1,754,564
3.01.02           Exports                                            1,837,865              1,205,948             1,034,845
3.02              Sales Returns                                      (545,772)              (424,330)             (355,706)
3.03              NET INCOME FROM SALES AND/OR SERVICES              3,825,194              2,917,379             2,433,703
3.04              Cost of Goods and/or Services Sold               (2,802,321)            (2,103,944)           (1,633,483)
3.05              GROSS INCOME                                       1,022,873                813,435               800,220
3.06              OPERATING INCOME/EXPENSES                          (874,869)              (810,888)             (557,170)
3.06.01           With Sales                                         (682,573)              (554,449)             (400,907)
3.06.01.01        Variable                                           (461,311)              (371,661)             (248,495)
3.06.01.02        Fixed                                              (213,492)              (176,150)             (146,744)
3.06.01.03        Depreciation and Amortization                        (7,770)                (6,638)               (5,668)
3.06.02           General and Administrative                          (52,964)               (44,773)              (40,274)
3.06.02.01        Administrative                                      (40,012)               (33,225)              (30,405)
3.06.02.02        Depreciation and Amortization                        (6,426)                (6,070)               (4,703)
3.06.02.03        Management Compensation                              (6,526)                (5,478)               (5,166)
3.06.03           Financial                                          (135,398)              (219,207)             (120,752)
3.06.03.01        Financial Income                                      17,421                395,638               171,507
3.06.03.02        Financial Expenses                                 (152,819)              (614,845)             (292,259)
3.06.04           Other Operating Income                                 1,028                  1,536                   222
3.06.05           Other Operating Expenses                             (3,778)                (3,779)               (2,725)
3.06.06           Income on Equity                                     (1,184)                  9,784                 7,266
3.07              OPERATING INCOME                                     148,004                  2,547               243,050
3.08              Non-operating Income                                 (2,596)                  (223)               (3,987)
3.08.01           Income                                                13,247                 17,598                14,742
3.08.02           Expenses                                            (15,843)               (17,821)              (18,729)
3.09              INCOME BEFORE TAX AND INTERESTS                      145,408                  2,324               239,063
3.10              Provision for Income Tax and Social                 (18,736)               (18,229)              (50,907)
                  Contribution
3.11              Deferred Income Tax                                    6,309                 24,830               (6,261)
3.12              Interests and Statutory                              (9,434)                  (693)              (13,648)
3.12.01           Interests                                            (9,434)                  (693)              (13,648)
3.12.01.01        Management Participation                             (1,930)                      0               (2,810)
3.12.01.02        Employees' Profit Sharing                            (7,504)                  (693)              (10,838)
3.12.02           Contribution                                               0                      0                     0
3.13              Reversion of Interest Over Company Capital                 0                      0                     0
3.14              Minority Interest                                          0                      0                     0
3.15              PROFIT/LOSS IN FISCAL YEAR                           123,547                  8,232               168,247
                  Number of Shares - Ex-treasury (units)            44,508,889             44,508,889            44,508,889
                  Profit Per Share                                     2.77578                0.18495               3.78008
                  Loss Per Share

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


08.01 - STATEMENTS OF CHANGES IN FINANCIAL POSITION - CONSOLIDATED (IN THOUSANDS OF BRAZILIAN REAIS)

1-Code            2-Description                            3- 01/01/2003 to         4- 01/01/2002 to        5- 01/01/2001 to
                                                                12/31/2003               12/31/2002              12/31/2001
4.01              Sources of  funds                                683,460                 961,258                 613,354
4.01.01           From Operations                                  218,555                 563,392                 297,007
4.01.01.01        Profit/Loss In Fiscal Year                       123,547                   8,232                 168,247
4.01.01.02        Values that don't represent changes in            95,008                 555,160                 128,760
                  the Working Capital
4.01.01.02.01     Minority shareholders' participation                   0                       0                       0
4.01.01.02.02     Depreciation, amortization and                    98,667                  81,511                  64,966
                  exhaustion
4.01.01.02.03     Provision for contingencies                     (30,586)                 (4,976)                     361
4.01.01.02.04     Net Financial charges on long-term items          19,302                  87,869                  55,842
4.01.01.02.05     Transfer of Non-current to Current                39,249                 404,747                  22,177
                  assets
4.01.01.02.06     Deferred Taxes (IRPJ/CSLL)                      (32,832)                 (4,053)                 (7,682)
4.01.01.02.07     Long-term taxes                                        0                       0                       0
4.01.01.02.08     Equity pick-up                                     1,184                 (9,784)                 (7,266)
4.01.01.02.09     Others                                                24                   (154)                     362
4.01.02           From Shareholders                                      0                       0                       0
4.01.02.01        Capital Increase                                       0                       0                       0
4.01.03           From Third parties                               464,905                 397,866                 316,347
4.01.03.01        Long-term loans                                  451,403                 390,097                 298,647
4.01.03.02        Disposal of Permanent Assets                      10,224                   6,378                  13,405
4.01.03.03        Others                                             3,278                   1,391                   4,295
4.02              Application of funds                             532,420                 795,110                 858,475
4.02.01           Dividends and interest on own capital             36,000                   5,400                  50,473
4.02.02           Investments                                            4                     311                  28,285
4.02.03           Fixed assets                                      74,374                 106,523                 118,578
4.02.04           Deferred                                          12,970                  12,787                  15,453
4.02.05           Treasury shares                                        0                       0                       0
4.02.06           Transfer from Long-term to current               403,699                 630,875                 340,644
                  liabilities
4.02.07           Long-term cash investments                         5,195                  14,713                 295,326
4.02.08           Others                                               178                  24,501                   9,716
4.03              Increase (Decrease) in Working Capital           151,040                 166,148               (245,121)
4.04              Changes in Current Assets                      (195,766)                 819,297               (152,234)
4.04.01           Current Assets - beggining of year             1,862,352               1,043,055               1,195,289
4.04.02           Current Assets - end of year                   1,666,586               1,862,352               1,043,055
4.05              Changes in Current Liabilities                 (346,806)                 653,149                  92,887
4.05.01           Current Liabilities - beggining of year        1,667,162               1,014,013                 921,126
4.05.02           Current Liabilities - end of year              1,320,356               1,667,162               1,014,013

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

09.01 - REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

1 - TYPE OF OPINION
UNQUALIFIED OPINION

2 - OPINION

To the Management and Shareholders of
PERDIGAO S.A.

We have audited the accompanying individual balance sheets of PERDIGAO S.A. (Company) and the consolidated balance sheets of PERDIGAO S.A. AND SUBSIDIARIES (Consolidated) as of December 31, 2003 and 2002, prepared in Brazilian currency, and the related individual and consolidated statements of income, shareholders' equity and changes in financial position for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements.

 We have conducted our audits in accordance with generally accepted auditing standards in Brazil and comprised: (a) the planning of our work, taking into consideration the materiality of balances, the volume of transactions and the accounting and internal control systems of the Company and its subsidiaries; (b) the examination, on a test basis, of documentary evidence and accounting records supporting the amounts and disclosures in the financial statements; and (c) an assessment of the accounting practices used and significant estimates made by management, as well as an evaluation of the overall financial statement presentation.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the individual financial position of PERDIGAO S.A. and the consolidated financial position of PERDIGAO S.A. AND SUBSIDIARIES as of December 31, 2003 and 2002, and the results of their operations, the changes in their shareholders' equity and the changes in their financial position for the years then ended, in conformity with the accounting practices adopted in Brazil..


                           Sao Paulo, January 23, 2004

                                  ERNST & YOUNG
                          Auditores Independentes S.S.
                                CRC SP015199/O-6

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

10.01 - MANAGEMENT REPORT

                               PERDIGAO COMPANIES
                            MANAGEMENT REPORT - 2003

Dear Shareholders,

Perdigao achieved an important milestone in 2003 with the completion of the Rio Verde Agroindustrial Complex in Goias. This facility is capable of producing 260,000 tons/year of meat - 25% of the Company's total planned capacity. Besides representing more than 30% of the economic activity in the municipality, this plant provides 4,700 direct and 8,000 indirect jobs.

Another cycle has begun with the implementation of projects that will result in increased competitiveness, with the EVA(R), optimized production processes, monitoring of inventory at the plants and improved financial management.

Advances in the international circuit were significant, with entry into 20 new markets, the gain of around 80 new clients, and with the structure developed in Europe to directly attend customers, including a partnership for production of processed foods.

In the operating context, the year was marked by the excellent performance of exports, particularly to the European and Japanese markets, by the improved margins in the domestic market, and by lower expenses.

(The variations mentioned in this report are comparisons between the 4Q02, or year 2003 with year 2002.)


o    Gross sales were 30.8% higher, reaching R$ 4.4 billion in the year;
o    Growth of 7.5% in volumes of meat sold;
o Revenues 18.6% higher in the domestic market, registering a 5.7% decline in volumes;
o Exports represent 48.0% of the Company's net sales, with growth of 52.4% and meat volumes 24.6% higher;
o Revenue growth of 29.7%, and 2.9% growth in volumes of value-added products;
o    Gross profit rose 25.7% due to improved revenues;
o    EBITDA increased 30.6% due to gross profit and reduced commercial expenses;
o    Net income was R$ 123.5 million with net margins of 3.2%;
o    Share profitability was 102%, and 148% for ADRs.


R$ million

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

HIGHLIGHTS                       4Q 2003       4Q 2002        % CH.         2003           2002          % CH.
----------                       -------       -------        -----         ----           ----          -----

Gross Sales                      1,258.4       1,047.9        20.1         4,371.0        3,341.7       30.8
Domestic Market                    763.5         673.3         3.4         2,533.1        2,135.8       18.6
Exports                            494.9         374.6        32.1         1,837.9        1,205.9       52.4
Net Sales                        1,090.1         904.6        20.5         3,825.2        2,917.4       31.1
Gross Profit                       345.5         240.7        43.5         1,022.9          813.4       25.7
EBIT                               146.7          58.9       149.2           287.3          214.2       34.1
Net Income                          72.1          30.0       140.5           123.5            8.2      1,401
EBITDA                             171.9          79.4       116.4           383.3          293.5        30.6
EPS*                                 1.62          0.67      140.5             2.78           0.18     1,401
Meats (thousand tons)              266.5         249.8         6.7           972.8          905.0         7.5

*Earnings per Share, excluding the shares in Treasury


EBITDA - R$ million

                                   (GRAPHIC OMITTED)

INVESTMENTS AND PROJECTS

Investment levels were 31% lower than in 2002, totaling R$ 69.5 million, which was invested in new projects and improvement projects, to export product lines, the Rio Verde Agro-industrial Complex in Goias, the increase in reforested areas and the expansion of sales branches. These resources were wholly self-generated.

In accordance with the management focus adopted by the Company recently regarding value creation, the following projects were implemented: The EVA(R) - Economic Value Added - a

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


management system that seeks to add value through better management of invested capital and improved results, with the help of the consulting company Stern Stewart & Co., the creators of EVA. Internally this project will be called MVP - More Value Perdigao, and will have the goals of increasing management's level of commitment; Process optimization and the Development of Industrial Processes, which seeks to streamline plants; and implementation of the CFM - SAP financial module for the control and analysis of financial operations. These projects will begin to mature as of this year.

In addition, the Company advanced with the International Project, seeking a more prevalent and consolidated presence in the export market with expansion into new countries.


OPERATING PERFORMANCE

PRODUCTION

Production and productivity goals were achieved. Meat production totaled 989,000 tons, increasing 5.7% in the year, particularly in the poultry segment. Meat production grew 14.4% in the quarter.


RODUCTION                                     4Q 2003      4Q 2002      %CH.         2003          2002          % CH.
Poultry Slaughter (million heads)              119.6         93.9         27.3           445.0         392.4         13.4
Hog Slaughter (thousand heads)                 686.3        717.5         (4.3)        2,750.2       2,751.6         (0.1)
Poultry Meats (thousand tons)                  154.2        123.6         24.7           581.0         525.9         10.5
Pork/Beef Meats (thousand tons)                107.5        105.2          2.2           408.0         410.0         (0.5)
Other Processed Products (thousand tons)         4.1          3.7         12.7            16.5          15.8          4.6
Feed and Premix (thousand tons)                702.6        584.7         20.2         2,751.7       2,423.3         13.6
One-day Chicks (millon units)                  119.7        102.8         16.5           462.5         404.9         14.2
Soybean Crushing (thousand tons)               136.9        111.6         22.7           520.4         508.6          2.3
Degummed Oil (thousand tons)                    24.2         20.4         19.0            93.9          93.8          0.1
Refined Oil (thousand tons)                     16.8         15.9          5.5            66.3          82.3        (19.4)


DOMESTIC MARKET

Domestic market sales were R$ 2.5 billion, with growth of 18.6% in the year and meat volumes 5.7% lower. Due to the recession the Brazilian economy suffered and the consequent significant drops in disposable income during the year, the Company adopted the strategy of emphasizing profitability instead of increasing sales volumes, and improving distribution channels that provided better margins.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

                              DISTRIBUTION CHANNELS

                               (GRAPHIC OMITTED)

As part of the profitability strategy, when good opportunities in foreign markets appeared, Perdigao directed in natura meats overseas, and their volume fell 37%. Revenues from elaborated/processed products grew 24%, and volumes fell 0.2%. These measures helped Perdigao offset increased production costs and improve margins.

As a result, in the year average prices in the meat segment were 28% higher, and average costs were 21% higher. In the quarter, price increases were 21%, and costs rose by 9%.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

Domestic Market                                    Tons (thousand)                       Sales (R$ million)
                                            4Q 2003       4Q 2002     % Ch.       4Q 2003      4Q 2002         % Ch.

In-Natura                                      11.0        15.2       (27.5)         41.1         45.1         (9.0)
     Poultry                                    8.1        10.9       (26.2)         32.1         35.6         (9.9)
     Pork/Beef                                  2.9         4.2       (30.0)          9.0          9.5         (5.6)
Elaborated/Processed                          128.5       130.7        (1.7)        594.4        504.2         17.9
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total Meats                                   139.5       145.9        (4.4)        635.5        549.3         15.7
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
     Soybean                                   39.2        32.9        19.1          59.6         56.7          5.2
     Other Processed                            5.0         4.7         7.1          36.7         31.8         15.5
     Others                                     -           -           -            31.7         35.5        (10.9)
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total                                         183.8       183.5         0.1         763.5        673.3         13.4
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total Elabor./Processed                       133.6       135.4        (1.4)        631.1        536.0         17.8


                                               2003        2002        % Ch.        2003         2002         % Ch.

In-Natura                                      49.4        77.9       (36.6)        172.9        196.8        (12.1)
     Poultry                                   36.7        60.1       (38.9)        134.6        156.8        (14.2)
     Pork/Beef                                 12.6        17.8       (29.2)         38.3         40.0         (4.1)
Elaborated/Processed                          431.7       432.4        (0.2)      1,870.4      1,497.3         24.9
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total Meats                                   481.7       510.4        (5.7)      2,043.3      1,694.1         20.6
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
     Soybean                                  145.2       185.7       (21.8)        216.6        212.1          2.1
     Other Processed                           20.3        20.6        (1.7)        146.4        127.5         14.8
     Others                                     -           -           -           126.8        102.0         24.3
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total                                         646.5       716.7        (9.8)      2,533.1      2,135.8         18.6
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total Elabor./Processed                       452.0       453.0        (0.2)      2,016.8      1,624.9         24.1

The main product launches were those food items made of soybean, sweet pizzas and pies in the Apreciatta line, pastries and stuffed gnocchi.

This year's marketing campaign, considered to be one of our most successful, showed the strong brand presence in the day-to-day of Brazilian families, while it reinforced Perdigao's promise to the consumer to offer flavor, quality, variety and practicality. Comprised of two stages, the first emphasized scenes of daily life and asked the consumer "What is Perdigao's secret?" And the second declared that the most important thing to the Company is the client - "Our biggest secret is you.'

Total market share dropped slightly, resulting from the strategy to seek higher profitability in the domestic market while maintaining volume levels.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


                                (GRAPHIC OMITTED)


EXPORT MARKET

Exports grew 52.4% in the year, and volumes were 24.6% higher. The main markets were Europe with growth of 79.5%, the Middle East with 60.6%, and the Far East with 40%. In the fourth quarter, exports rose 32.1%, and volumes were 22.2% higher.



      (GRAPHIC OMITTED)                          (GRAPHIC OMITTED)



% NET SALES

Sales of elaborated/processed meat products grew 60.2% and 31.7% in volume. The increase in tariffs charged by the European Union on salted chicken breasts in the middle of August 2003 resulted in Perdigao planning the shipments and stocks for this market in advance.

Average prices in dollars were nearly 23% higher in the year - 21.5% higher in reais - while costs were 35.4% higher. Average prices in the fourth quarter were approximately 44% higher in dollars and 7.4% higher in reais, against average costs that were 8.2% higher. The discrepancy between price and costs reflects the increases suffered due to the exchange rate devaluation that could not be fully passed through to sales prices.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


Exports                                            Tons (thousand)                       Sales (R$ million)
                                            4Q 2003     4Q 2002       % Ch.      4Q 2003       4Q 2002        % Ch.

In-Natura                                     114.8        92.7        23.9         402.2        279.4         43.9
     Poultry                                   98.5        76.2        29.2         332.6        222.5         49.5
     Pork                                      16.3        16.4        (0.7)         69.6         56.9         22.3
Elaborated/Processed                           12.2        11.2         8.2          92.3         94.4         (2.3)
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total Meats                                   127.0       103.9        22.2         494.5        373.9         32.3
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total                                         127.2       104.1        22.2         494.9        374.6         32.1
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total Elabor./Processed                        12.2        11.3         8.2          92.6         94.8         (2.4)


                                               2003        2002       % Ch.          2003         2002         % Ch.

In-Natura                                     426.8       345.3        23.6       1,363.3        910.7         49.7
     Poultry                                  362.4       284.9        27.2       1,122.1        717.9         56.3
     Pork                                      64.4        60.4         6.6         241.2        192.9         25.0
Elaborated/Processed                           64.9        49.3        31.7         471.5        294.1         60.3
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total Meats                                   491.7       394.6        24.6       1,834.9      1,204.9         52.3
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total                                         493.0       394.9        24.8       1,837.9      1,205.9         52.4
--------------------------------------  ------------  ----------  -----------  -----------  -----------  ------------
Total Elabor./Processed                        65.0        49.4        31.7         472.3        294.8         60.2

The international strategy implemented in Europe, with sales offices in England and Holland and a partnership that allows industrialization of products processed locally has been contributing to the growth of this market. In addition, during the year there were climatic and sanitary problems that affected European poultry-producing areas that benefited Perdigao's businesses.

The Far East performed well, mainly due to the Japanese market, which had banned imports from China because of the aviary Influenza during the second half.

Growth in Eurasia was just 7.7% due to the quotas established in Russia on poultry and swine. Meanwhile, the other countries in this market showed higher growth.

The entry into new markets during the year, principally the Chinese market, and the expected demand for Brazilian poultry meat, will continue to sustain export growth.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


ECONOMIC AND FINANCIAL PERFORMANCE

NET SALES

Net sales were stimulated by exports and the strategy adopted in the domestic market, which resulted in improved margins. For the year, net sales grew 31.1%, to R$ 3.8 billion, and growth in the quarter was 20.5%, reaching R$ 1.09billion.

    COMPOSITION OF NET SALES - 2003         COMPOSITION OF NET SALES - 2002

           (GRAPHIC OMITTED)                       (GRAPHIC OMITTED)


COST OF SALES

Because the market price of the main raw inputs of corn and soy rose more than 16% and the other components of cost of sales also increased - such as industrial meats, freight and packaging - costs grew at a higher rate than sales. In the last quarter this situation was reversed, when revenues were higher than the cost increases, although soybean registered a 29% market increase over its price in the third quarter.

GROSS MARGIN

Due to sales performance, gross profit was 26.7% in the year and 31.7% in the quarter, a 510 basis points improvement over the fourth quarter of 2002. Gross profit totaled R$ 1.02 billion for the year, 25.7% higher, in spite of cost pressures and the exchange rate appreciation that occurred in the second half, which resulted in lower export revenues. In the quarter gross profit grew 43.5%, totaling R$ 345.5 million.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


 OPERATING EXPENSES

Operating expenses were reduced by 130 basis points in the year and 190 basis points in the quarter due to the drop in commercial expenses from reduced logistic costs and by the increase of export revenues.

OPERATING RESULTS

Due to increased revenues and volumes, improved mix and partial reduction in costs, the operating result before financial expenses was R$ 287.3 million for the year, growth was 34.1%, and operating margin was 7.5%. In the quarter, this margin was 13.5%, compared with 6.5% in the previous year. This resulted in growth of 149.2% in operating profit, due particularly to the increase in sales of Christmas and New Year goods, the partial reduction of costs and expenses, and to the adverse situations of the prior year.

FINANCIAL RESULTS

The securitization operation through the Perdigao Investment Fund in Credit Rights (Perdigao FIDC) with Banco Rabobank International Brasil S.A. was fully integrated in the fourth quarter. This operation received an "AA(bra)" rating from Fitch Atlantic Ratings, and mainly reflects the low non-payment index of active portfolios that are acquired by the Fund (less than 2.0% for delays of more than 15 days).

The strategy adopted to reduce investments, decrease working capital through adequate control of the items that comprise it, and the anticipation of cash generated by the FIDC transaction, resulted in a capital structure equal to two times EBITDA for net debt, which we should be able to maintain.

Net accounting debt on December 31, 2003 was R$ 742.2 million, 11.9% lower than in the previous year and 14.5% lower than in the third quarter, in spite of the higher expenditures for working capital necessary in the last quarter because of better sales.

Net financial expenses decreased 38.2% in the year.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

DEBT PROFILE
                                                                                                  R$ million

                                                                                                           R$ million

                                                                              On 12/31/03     On 12/31/02
                                                Short-Term      Long-Term        Total           Total        % Ch.
DEBT
   Local Currency                                    239.2          329.4          568.6           631.0        (9.9)
   Foreign Currency                                  572.4          255.5          827.9         1,162.6       (28.8)
------------------------------------------      -------------   -----------  --------------   ------------    -------
   GROSS DEBT                                        811.6          584.9        1,396.5         1,793.6       (22.1)
------------------------------------------      -------------   -----------  --------------   ------------    -------
CASH INVESTMENTS
   Local Currency                                    510.2            -            510.2           420.9        21.2
   Foreign Currency                                  138.4            5.7          144.1           530.5       (72.8)
------------------------------------------      -------------   -----------  --------------   ------------    -------
   TOTAL                                             648.5            5.7          654.2           951.4       (31.2)
------------------------------------------      -------------   -----------  --------------   ------------    -------
NET ACCOUNTING DEBT                                  163.1          579.2          742.2           842.2       (11.9)
------------------------------------------      -------------   -----------  --------------   ------------    -------
------------------------------------------      -------------   -----------  --------------   ------------    -------
EXCHANGE RATE EXPOSURE - US$ MILLION                                               (11.8)          (57.6)      (79.5)
------------------------------------------      -------------   -----------  --------------   ------------    -------

NET INCOME AND NET MARGIN

As a result of the strong performance during the year, net income was R$ 123.5 million, growth of 1,400%, and net margin was 3.2%, compared with 0.3% in 2002. In the last quarter the increase was 140.5%, totaling R$ 72.1 million in net income, with net margin of 6.6% exceeding historical averages for this quarter.

SHAREHOLDERS' EQUITY

Shareholders' Equity was R$ 763.2 million, 13% higher than in 2002, with an 18.3% return in the year.

The Company has R$ 184.4 million in recoverable and deferred taxes and contributions obtained through the normal course of business, which should be realized with the future generation of taxes.

At a meeting held on December 15, 2003, the Board of Directors approved payment to shareholders in the form of interest on own capital in the gross amount of R$
0.80883 per share, totaling R$ 36 million, which amount will be considered as dividends, representing 29.1% of net income in the year. Payment began on February 27, 2004.

INTANGIBLE ASSETS

In a study conducted by Interbrand, Perdigao, - evaluated at US$ 100 million - was found to be one of the most valuable brands in Brazil. The result shows how much brands effectively represent for their shareholders. The study evaluates financial indicators, such as: revenues, profitability, liquidity, debt level and marketing, excluding business risk.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

STOCK MARKET

The appreciation of Perdigao's shares is mainly due to the Company's strong fundamentals and results, along with the global recovery of the capital markets and the reduction in the country's sovereign risk. The Company's excellent performance surpassed the levels achieved on the Sao Paulo Stock Exchange (Bovespa) and the New York Stock Exchange.


                PRGA4                             4Q 2003           4Q 2002            2003                2002

Share Price* - R$                                   24.70             12.20           24.70               12.20
Traded Shares (Volume)                          8,758,200         3,310,600      24,994,100          12,320,200
Performance                                         44.8%             10.9%          102.5%             (18.7%)
Bovespa Index                                       38.9%             30.7%           97.3%             (17.0%)
IGC (Brazil Corp. Gov. Index)                       35.7%             29.7%           79.7%                1.6%


                 PDA                              4Q 2003           4Q 2002            2003                2002

Share Price* - US$                                  17.35              7.00           17.35                7.00
Traded ADRs (Volume)                              421,200           234,400       1,046,400             786,100
Performance                                         47.7%             21.7%          147.9%             (44.9%)
Dow Jones Index                                     12.7%              9.9%           25.3%             (16.8%)
*Closing Price

The volume of shares negotiated on the Bovespa grew 103% in the year and 165% in the fourth quarter. ADR volumes grew 33% in the year and 79.7% in the last quarter. In December 2003, the excellent average of US$ 1.6 million per day in financial volume traded was achieved in the domestic and international markets.

        SHARE PERFORMANCE                       ADR PERFORMANCE

        (GRAPHIC OMITTED)                       (GRAPHIC OMITTED)

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


SOCIAL BALANCE

Perdigao was responsible for generating 3,800 jobs in the year. The Company closed 2003 with 28,000 employees, with 89.8% of the workforce allocated to production activities.


                   Main Indicators                             12.31.03             12.31.02             % Ch.
Number of Employees                                              27,951               24,163              15.7
Net Sales per Employee/year - In R$ 000                           136.9                120.7              13.3
Productivity per Employee (tons/year)                              36.1                 39.6             (8.8)

In the year, R$ 56.9 million was invested in benefits and social programs, 24.2% higher than in the prior year. Environmental programs received R$ 4.1 million, a 6.7% increase.

Accumulated added value was R$ 1.1 billion, 27.0% higher than the prior year. Taxes rose 60.2% because of the tax increases.

Distribution of Added Value                           2003         2002

Human Resources                                       34.4%        41.9%
Taxes                                                 43.5%        34.6%
Interest                                              10.3%        22.5%
Dividends                                             3.2%          0.6%
Retention                                             7.7%          0.3%
Management/Employees' Profit Sharing                  0.9%          0.1%
Total                                                 100.0%      100.0%

As part of its ongoing contribution to citizenship-building and improving quality of life, Perdigao advanced its Community Programs and, together with its employees, organized Volunteer Day as part of the Perdigao Social Action Program For a Community of Solidarity. This program provided 63,000 instances of aid in the areas of education, health, recreation and citizenship for the poor population in the south of Brazil.

Company employees, integrated producers, transporters and other partners donated
57.4 tons of non-perishable food. Perdigao matched this amount, resulting in distribution of 114.8 tons of food to 51 entities in Brazil in the fight against hunger.

In addition, Perdigao participated in various events in partnership with other institutions, with the goal of improving conditions in the areas in which it operates.

CORPORATE GOVERANCE

Recognition of Perdigao's transparency and competitive differences was again mentioned in the 2002 Award for the Best On-line Global Annual Report in the food and beverage sector. This success is a

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


reflection of management's concern in showing the Company's innumerable actions, developments and innovations in the corporate environment that add value to investments, independent of adverse factors, such as those that occurred during that year.

The Board of Directors and the Fiscal Council approved the hiring of Ernst & Young to provide advisory services related to international tax planning as part of the Company's restructuring of its overseas sales area. The fees for this service total approximately R$ 1.8 million, or about 3.4 times the audit fees.

AWARDS

o Launch of the Year, 1st place - Pastries, and 2nd place - Apreciatta Sweet Pizzas, in the ready-to-eat and semi-frozen plates, ABRAS Superhiper Magazine;
o Design & Packaging - Apreciatta Sweet Pizzas, ABRE - Associacao Brasileira de Alimentos (Brazilian Food Association);
o Soy-based Healthy Choice, ABMN - Associacao Brasileira de Marketing & Negocios (Brazilian Association of Marketing and Business);
o    Agas Cart 2003, for the best supplier of frozen foods, AGAS;
o Largest Exporters of Parana, Industrial Federation of Parana, Cexpar and Journal of Industry and Commerce;
o Best Exporter to Arabian Countries - Brazil Citizenship for Exports 2003; Brazilian-Arab Chamber of Commerce, Brazilian Institute of Citizenship Development;
o Executive of the Year from the Latin American Food Industry, awarded to the CEO, Revista Industria Alimenticia (Food Industry Magazine);
o    Abrasca 2002 Best Annual Report, 5th place;
o Best On-line Annual Report - 2002, Worldwide Food and Beverage Sector, MZ Consult;
o    Fritz Muller, FATMA;
o Model of Social Responsibility according to the Guide for Good Corporate Citizenship by Exame Magazine, in partnership with the Ethos Institute and GIFE - Grupo de Institutos Fundacoes e Empresas (Group of Institute Foundations and Companies);
o    Environmental Management, from the Environmental Agency of Goias;
o    Social Responsibility, Legislative Assembly of Rio Grande do Sul;
o    Ecology Expression 2003, Expressao (Expression) Magazine.

OUTLOOK

The Company's objectives for 2004 are focused in the areas of productivity, quality and competitiveness, as well as in macroeconomic and sector factors in the domestic and foreign markets, and include:

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


o    Growth of nearly 8% in sales volume in the meat segment;
o    An increase of more than 10% in export volumes;
o    An increase of approximately 5% in volumes in the domestic market;
o    Investments of nearly R$ 80 million.

In 2004, Perdigao completes 70 years of history and 10 years of professional management. Perdigao is an example of great success, a Company that has pride in its work, in offering products of the highest quality and variety to its consumers, generating value for its shareholders, commitment to its stakeholders, and in being a model of corporate governance, social and environmental responsibility.


                                                       Sao Paulo, February 2004.

        Eggon Joao da Silva                  Nildemar Secches

             Chairman                    Chief Executive Officer

11.01 - NOTES TO FINANCIAL STATEMENTS (IN THOUSANDS OF BRAZILIAN REAIS)


1.       BUSINESS CONTEXT

         Perdigao S.A. is the holding company of the Perdigao Companies, whose principal activities are the raising, production and slaughtering of poultry (chicken, Chester(R), turkeys and other) and pork, and the processing and/or sale of frozen products, pasta, vegetables, and soybean derivatives.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


2.       PREPARATION AND PRESENTATION OF  FINANCIAL STATEMENTS

         The financial statements were prepared adopting the same practices as for the previous fiscal year, which are in accordance with the Brazilian Corporate Law and the complementary provisions of the CVM - Comissao de Valores Mobiliarios (Brazilian Securities Commission).


3.       SUMMARY OF MAIN ACCOUNTING PRACTICES

         The main accounting practices used for preparation of the financial statements are as follows:

      a) Short and long-term cash investments

          Stated at cost plus income earned to the balance sheet date, not in excess of market value (Note 4).

      b) Trade accounts receivable

         Stated net of the allowance for doubtful accounts, which was constituted based on the analysis of outstanding credits, taking into consideration their realization risks, and are in amount considered sufficient by Company management to cover possible losses on receivables .

      c) Inventories

         Stated at average acquisition or formation costs, not exceeding replacement cost or realizable value (Note 5).

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


3.   SUMMARY OF PRINCIPAL ACCOUNTING PRACTICES - CONTINUED

     d)  Income tax and social contribution

         Accounted based on taxable income, in accordance with legislation and tax rates in effect.

         Deferred income tax and social contribution were computed based on their effective tax rates and recorded in current and noncurrent assets and current and noncurrent liabilities as a result of the temporary differences considered when computing the taxes, as well as on tax losses to be offset against income taxes due, as mentioned in Note 7.

     e)  Investments

         Investments in subsidiaries are stated by the equity method and other investments are stated at acquisition cost, reduced to market value, when applicable (Note 8). The financial statements of subsidiaries abroad were translated into Brazilian reais based on the exchange rate in effect at the year-end for balance sheet accounts and on the monthly average exchange rate for income statement accounts, applying the same accounting principles of the parent company.

      f) Property, plant and equipment

         Stated at acquisition, formation or construction cost. Depreciations are calculated by the straight-line method, based on the rates mentioned in Note 9 and depletion based on utilization, being charged to production costs or directly to operating results. Interest incurred in new investments on PP&E was allocated to the costs of construction in progress.


     g)  Deferred charges

         Stated at acquisition cost, and charged to production costs or directly to operating results for the year and amortized as mentioned in Note 10.


     h)  Adjustment for inflation and charges on receivables and liabilities

         Calculated to the balance sheet date, when applicable, and reflected in the operating results for the year.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


3.   SUMMARY OF MAIN ACCOUNTING PRACTICES - CONTINUED

     i)  Provision for contingencies

         Established based on the analysis of the contingencies, taking into account risks and estimates, being considered sufficient by management and its legal counsel to cover possible losses (Note 12).

     j)  Consolidation

         Consolidated financial statements include total assets, liabilities and income and exclude current accounts, loans and intercompany income and expenses, and the unrealized income as well as investments in subsidiaries.

     k)  Operating results

Income and expenses are recognized on the accrual basis.

4.   SHORT AND LONG-TERM CASH INVESTMENTS - CONSOLIDATED

                                                              AVERAGE ANNUAL
                                                                 INTEREST             2003         2002
                                                                 --------             ----         ----
     Local currency:
     Cash                                                                  -          9,337       49,324
     Fixed income funds                                               17.71%        297,441      208,076
     Bank Deposit Certificates - CDB                                  15.93%        203,395      136,939
     --------------------------------
     Long-term interest rate (TJLP) +interest                         16.07%              -       26,582
                                                                                    510,173      420,921
     Foreign currency:
     Cash                                                                  -          1,618        1,630
     Overnight investments                                        0.45% + EV         75,090       91,352
     National Treasury Notes (NTN - D)                           12.08% + EV         32,424       42,519
     Central Bank Notes (NBC - E)                                10.02% + EV              -      370,413
     Other                                                        5.00% + EV         34,943       24,542
                                                                                   --------      -------
                                                                                    144,075      530,456
                                                                                   --------      -------
                                                                                    654,248      951,377
                                                                                   ========      =======
     Short-term                                                                     648,520      904,248
     Long-term                                                                        5,728       47,129

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


5.   INVENTORIES - CONSOLIDATED

                                                                                       2003           2002
                                                                                       ----           ----
     Finished products                                                               267.333        203.231
     Products  in process                                                             28,128         20,601
     Raw material                                                                     55,296         63,059
     Secondary and packaging materials                                                73,402         68,954
     Livestock  (poultry, turkeys and pork)                                          239,482        212,357
     Advances to suppliers and imports in transit                                     17,212         26,026
                                                                                      ------         ------
                                                                                     680,853        594,228
                                                                                     =======        =======


6.   RECOVERABLE TAXES

     These refer to credits to be offset against taxes expected to be realized by the Company and its subsidiaries through within the next two years.

                                                              COMPANY                     CONSOLIDATED
                                                              -------                     ------------
                                                        2003            2002            2003           2002
                                                        ----            ----            ----           ----
     State Vat (ICMS)                                       -               -          31,209         34,971
     Income tax                                         4,946           1,280          21,344         14,066
     Federal Vat (IPI)                                      -               -          54,203         40,736
     Federal Vat (PIS)                                      -               -          15,814         15,586
     Other                                                  1               1             116          1,814
                                                        -----           -----         -------        -------
                                                        4,947           1,281         122,686        107,173
                                                        =====           =====         =======        =======

     Short-term                                         4,947           1,281          92,725         99,868
     Long-term                                              -               -          29,961          7,305

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


7.   INCOME (IRPJ) AND SOCIAL CONTRIBUTION (CSLL) TAXES

      The deferred income and social contribution tax assets and liabilities were constituted taking into consideration the tax rates in effect in the coming year and are composed as follows:


                                                                   COMPANY                  CONSOLIDATED
                                                               -----------------        ---------------------
                                                               2003         2002          2003          2002
                                                               ------      -----        ------         ------
       Deferred IRPJ and CSLL assets on:
          Tax losses                                               -        2,460        21,794        16,624
          Negative Calculation bases                               -          885        10,620         7,546
          Provision for contingencies                             37           37        15,207        25,525
          Other temporary differences                            204          163        14,142        10,770
                                                               ------      ------       -------        ------
                                                                 241        3,545        61,763        60,465
                                                               ======      ======       =======        ======

       Short-term                                                  -        3,345        20,209        24,170
       Long-term                                                 241          200        41,554        36,295

        Deferred IRPJ and CSLL liabilities on:
             Realizable revaluation reserve                        -            -           487          4,957
             Accelerated depreciation, with
              incentives                                           -            -         2,004          2,545
                                                               ------      ------       -------        ------
                                                                   -            -         2,491          7,502
                                                               ======      ======       =======        ======

     The economic financial budget prepared by the Company indicates that the deferred tax assets, constituted on tax losses and negative basis of social contribution, may be substantially realized within the next two years.

     Tax credits constituted on the provisions for contingencies will be realized as the lawsuits are finally adjudged and, consequently, there is no estimation for realization; thus, they are classified as long-term.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

7.   INCOME AND SOCIAL CONTRIBUTION TAXES - CONTINUED

     The following amounts related to current and deferred IRPJ and CSLL taxes were recorded in the year:

                                                                            COMPANY               CONSOLIDATED
                                                                    ---------------------   --------------------
                                                                       2003        2002         2003        2002
                                                                    --------    ---------   --------    --------
     Current IRPJ and CSLL taxes                                      (939)           -     (17,742)    (17,131)
     Offsetting of taxes paid by subsidiaries abroad                      -         733            -           -
     Deferred IRPJ and CSLL taxes                                   (3,304)       3,343        6,309      24,830
     Financial statements translation effect of subsidiaries
     abroad                                                               -           -        (994)     (1,098)
                                                                    --------    ---------   --------    --------
                                                                    (4,243)       4,076     (12,427)      6,601
                                                                    ========    =========   ========    ========

      The reconciliation of taxes charged to the results of the year is as follows:

                                                                            COMPANY               CONSOLIDATED
                                                                    ---------------------   --------------------
                                                                       2003        2002         2003        2002
                                                                    ---------   ----------  ---------   --------
     Income before income taxes and statutory participations          132,906       10,435    145,408      2,324
        Statutory participations                                            -            -    (9,434)      (693)
        Interest on shareholders' equity                                    -            -   (36,000)    (5,400)
        Equity pickup                                               (120,571)     (22,367)   (68,975)    (9,784)
        Other                                                             144         (56)      6,175      6,318
                                                                    ---------   ----------  ---------   --------
     Calculation basis                                                 12,479     (11,988)     37,174    (7,235)
     Tax Rate                                                           34.0%        34.0%      34.0%      34.0%
                                                                    ---------   ----------  ---------   --------
         IRPJ and CSLL taxes                                          (4,243)        4,076   (12,639)      2,460
                                                                    =========   ==========  =========   ========
         Tax incentives                                                    -             -        212        530
         Recovery of tax on net income (ILL)                               -             -           -     3,611
                                                                    ---------   ----------  ---------   --------
                                                                       (4,243)       4,076    (12,427)     6,601
                                                                    =========   ==========  =========   ========

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

8.   INVESTMENTS IN SUBSIDIARIES

      The consolidated financial statements for the years ended December 31, 2003 and 2002 comprise Perdigao S.A. and the following subsidiaries:


                                                                     INTEREST IN CAPITAL STOCK - %
                                                           ---------------------------------------------------
                                                                             2003                         2002
                                                           ------------------------      ---------------------
                                                            DIRECT       INDIRECT        DIRECT       INDIRECT
                                                           ---------     ----------      --------     --------
     Perdigao Agroindustrial S.A.                             100.00              -        100.00            -
     Perdigao Export Ltd.                                     100.00              -        100.00            -
     Perdigao UK Ltd.                                              -         100.00        100.00            -
     Perdigao Holland B.V.                                         -         100.00        100.00            -
     Perdigao Overseas S.A.                                        -         100.00        100.00            -
     Crossban Holdings GMBH.                                       -         100.00             -            -
     Perdix International Foods Comercio
     Internacional Ltd.                                            -         100.00             -            -
     PRGA Participacoes Ltda.                                      -         100.00             -            -
     PDA Participacoes Ltda.                                       -         100.00             -            -

     The companies PDA Distribuidora de Alimentos Ltda, Highline International Ltd., BFF Trading S.A. and BFF International Ltd., which are indirect wholly-owned subsidiaries, do not currently have operating activities.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

8.       INVESTMENTS IN SUBSIDIARIES - continued

      The movement of investments in subsidiaries is as follows:


                                        PERDIGAO   PERDIGAO  PERDIGAO  PERDIGAO  PERDIGAO        TOTAL
                                        AGROINDUS- OVERSEAS  EXPORT    UK  LTD.  HOLLAND ----------------------
                                        TRIAL S.A. S.A.      LTD.                B.V.       12.31.03   12.31.02
                                        -----------------------------------------------------------------------
     Paid-in capital                      496,116          -        29         -        -          -          -
     Share/quotaholders' equity           769,588          -         -         -        -          -          -
     Net income  for the year             129,724          -         -         -        -          -          -
     Investment at equity                 769,588          -         -         -        -    769,588    675,176
     Investment before equity             658,546     13,871         -       537    2,222    675,176    666,509
     Transfer of controlling interest      16,116    (13,871)        -      (202)  (2,043)         -          -
     Payment of capital                         -          -         -         -        -          -      1,426
     Interest on share/quotahlders'
         equity                           (36,000)         -         -         -        -   (36,000)     (5,400)
     Equity pickup                        129,724          -         -     (330)    (260)   129,134       3,403
     Profit from prior year inventories         -          -         -         -        -         -         284
     Exchange gain (loss) on
     investments/
       tax incentives                       1,202          -         -       (5)       81     1,278       8,954
     Exchange gain (loss) on indirect
      investments                              -           -         -         -        -    (2,462)        830

9.   PROPERTY, PLANT AND EQUIPMENT - CONSOLIDATED


                                                                 COST                   RESIDUAL VALUE
                                           ----------------------------------------------------------------------
                                                 ANNUAL
                                           DEPRECIATION
                                               RATES (%)         2003          2002          2003          2002
                                           ----------------------------------------------------------------------
     Buildings and betterments                   4 to 10        522,517       483,212       393,474       373,030
     Machinery and equipment                    10 to 20        583,885       531,696       350,828       347,690

     Electric and hydraulic installations             10         50,489        34,866        37,089        25,471
     Forests and reforestations                  Various         17,550        14,994        14,291        12,140
     Other                                      10 to 20         20,746        19,728        11,482        11,090
     Land                                                        84,149        84,782        84,149        84,782
     Construction in progress                                    23,661        79,894        23,661        79,894
                                                              ---------------------------------------------------
                                                              1,302,997     1,249,172       914,974       934,097
                                                              ===================================================

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

9.   PROPERTY, PLANT AND EQUIPMENT - CONSOLIDATED - continued

     In 2003, the Company capitalized the amount of R$5,117 (R$ 6,286 in 2002) related to interest on financing of construction in progress. Interest is being capitalized up to the time of transfer of construction in progress to fixed assets in use, as from which date depreciation is computed at usual depreciation rates.

     The investments projected in the capital expenditure budget for 2004, shown below, will be achieved with own resources and those obtained from financial institutions.


     New projects for the current industrial plants and commercial area            48.896
     Automation, production and improvement projects for the industrial plants,
     commercial and administrative areas                                           29.809
                                                                                   ------
                                                                                   78.705


10.  DEFERRED CHARGES - CONSOLIDATED

                                                 ANNUAL                    COST                 RESIDUAL VALUE
                                              AMORTIZATION      ---------------------        --------------------
                                                 RATE (%)           2003         2002          2003         2002
                                              --------------    ---------    --------        -------      -------
     Preoperating expenses at the RioVerde
     Plant                                        5 to 10          59,354       55,636        49,418       51,264
     Implantation of SAP R/3 Integrated
     Management System                              20             24,547       25,026         5,370        9,300
     Premium on equity acquisition                  20             18,888       18,888         8,058       11,836
     Other                                        Various          10,225        2,857         9,304        2,208
                                                                  -------      -------        ------       ------
                                                                  113,014      102,407        72,150       74,608
                                                                  =======      =======        ======       ======

     The preoperating expenses of the Rio Verde, GO unit were amortized in proportion to utilization of production capacity up to Dec. 31, 2002, , and as from Jan. 1, 2003 they will be depreciated at the annual rate of 10%. The realization of the premium on the acquisition of Frigorifico Batavia S.A., merged into subsidiary Perdigao Agroindustrial S.A. on March 26, 2001, is based on the expectation of future profitability, estimated over a 5-year period.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


11.  LOANS, FINANCING AND DEBENTURES - CONSOLIDATED

      Loans, financing and debentures, by funding line and the respective interest rates are as follows:


     LINE                                ANNUAL WEIGHTED AVERAGE RATES                          2003        2002
     ---------------------------   -----------------------------------------------     --------------  -----------
     Short-term
     Local currency
     Production                    8.75%                                                      142,111     208,505
     Working capital               4.19% + TJLP                                                32,279      91,545
     PPE                           2.54% + TJLP                                                49,788      54,065
     Debentures                    6.00% + TJLP                                                14,977      12,471
                                                                                       --------------  -----------
                                                                                              239,155     366,586
     Foreign currency
     Working capital               4.87% + e.v. (US$ and other currencies)                    269,519     402,175
     Export advances  (ACC)        3.66% + e.v. (US$)                                         298,417     486,688
     PPE                           8.82% + e.v. (US$ and other currencies)                      4,495       6,743
                                                                                       --------------  -----------
                                                                                              572,431     895,606
                                                                                       --------------  -----------
                                                                                              811,586   1,262,192
                                                                                       ==============  ===========
     Long-term
     Local currency
     Working capital               4.19% + TJLP (*)                                           175,184      57,200
     PPE                           2.52% + TJLP (*)                                           100,910     142,660
     Debentures                    6.00% + TJLP (*)                                            53,343      64,580
                                                                                       --------------  -----------
                                                                                              329,437     264,440
                                                                                       --------------  -----------
     Foreign currency
     Working capital               5.36% + e.v. (US$ and other currencies)                    243,263     247,925
     Export Advances  (ACC)        3.66% + e.v. (US$)                                           2,889       2,822
     PPE                         11.00% + e.v. (US$ and other currencies)                       9,314      16,234
                                                                                       --------------  -----------
                                                                                              255,466     266,981
                                                                                       --------------  -----------
                                                                                              584,903     531,421
                                                                                       ==============  ===========

(*) TJLP- Long-term interest rate

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

11.  LOANS, FINANCINGS AND DEBENTURES - CONSOLIDATED - CONTINUED

     Maturity of long-term portion of loans, financing and debentures is as follows:

     MATURITY                            2003             2002
     -------------------------------  ------------  ----------
     LONG-TERM
        2004                                    -     272,411
        2005                              375,184     104,950
        2006                               90,065      45,448
        2007                               42,824      41,859
        2008                               11,768      11,711
        2009 to 2025                       65,062      55,042
                                      -----------   ----------
                                          584,903     531,421
                                      ===========   ==========

      Loans, financing and debentures in the total amount of R$182,770 (R$ 254,989 in 2002) are guaranteed by chattel mortgage, mortgage of assets and sureties given by Perdigao S.A.

      The subsidiary Perdigao Agroindustrial S.A. has a financing loan with International Finance Corporation - IFC, with final maturity on July 15, 2005, for the current amount of R$ 25.755 (R$ 47.,422 in 2002). On December 31, 2003 the Company was in full performance of all contractual clauses related to certain financial indices (current liquidity, long-term indebtedness and debt cover).

         The subsidiary Perdigao Agroindustrial S.A. issued 81,950 single debentures, fully paid-up between June 30, 1998 and November 21, 2000, to the National Bank for the Economic and Social Development (BNDES) at the nominal unit value of R$ 1 and redemption term from June 15, 2001 to June 15, 2010; up to December 31, 2003, 26,781 debentures were redeemed.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

12.  PROVISIONS FOR CONTINGENCIES - CONSOLIDATED

     Based on the analysis of the tax, labor and civil contingencies, the provisions are constituted and/or monthly adjusted to the amount deemed sufficient by Management and its legal counsel. For the proceedings pending judgment, Perdigao Companies maintain escrow deposits of R$13.261 (R$13.352 in 2002). On December 31, 2003, they presented the following amounts:

                                                        2003          2002
                                                    ---------      --------
       Tax contingencies                               84,003        92,486
       Labor contingencies                              7,927        11,612
       Civil, commercial and other contingencies       10,602        17,932
                                                    ---------      --------
                                                      102,532       122,030
                                                    =========      ========

     Tax contingencies: These relate to administrative and judicial proceedings and claims regarding credits of the ICMS tax based on the interpretation of certain state rules. In the Federal realm, the matters under dispute are mainly related to the effects of taxes on income during the government's "Plano Real", the objection to payment of the PIS and COFINS contribution on other revenues, and the 1% overcharge on social contribution tax for the period from June to December 1999. , All discussions in the federal realm are based on writ of mandamus with a preliminary court decisions granted.

     Labor contingencies: Correspond to estimated losses based on history and individual analysis of labor claims, mainly related to overtime and salary inflation adjustments demanded for the periods prior to the Real Plan (Plano Real).

     Civil, commercial and other contingencies: Include, mainly, lawsuits brought by employees claiming occupational diseases or work-related accidents, traffic accidents, property damage, physical casualties and other. Losses are estimated by legal counsel, based on on past experience and the current status of the proceedings.

     In 2003, the Santa Catarina State Government introduced the REVIGORAR Program (economic recovery program), promoting regularization of tax credits related to ICMS. Up to December 31, 2003, the amount of R$12,936 had been included and fully paid.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

13.  SHAREHOLDERS' EQUITY

     a)  Capital Stock

         As of December 31, 2003, the capital stock was composed of 44,652,384 registered, no par-value shares, of which 15,471,957 are common shares and 29,180,427 preferred shares,. Foreign investors hold 36,808 common shares and 5,591,952 preferred shares, of which 840,760 preferred shares are represented by 420,380 ADRs.

         The Company holds 143,495 shares of its own issue in treasury, acquired in prior years with resources originating from income reserves, at the average cost of R$ 5,68 (five reais and sixty-eight cents) per share, for future disposal or cancellation.

         The Company is authorized to increase its capital stock, independently of amendement of its bylaws , up to the limit of 60,000,000 shares, of which 20,040,000 are to be common shares and 39,960,000 preferred shares.

     b) Appropriation of income

         According to the Company's bylaws, net income for the year had the following destination , "ad referendum" of the Shareholders General
         Meeting:


         Net income for  the year                                                                         128,663
                                                                                                          ========
         Appropriation of income:
         Legal reserve: 5% of net income for the year                                                        6,433
         Interest on  shareholders'  equity:  corresponds to 29.5% of net income  adjusted for
         the legal reserve, of R$122,230                                                                    36,000
         Reserve for capital increase: 20% of net income for the year                                       25,733
         Reserve for expansion: appropriation of the remaining income                                       60,497

Income reserves at the end of the year are composed of:

                                                                 BALANCES
                                         STATUTORY LIMIT OF -------------------
                                              CAPITAL          2003       2002
                                         ------------------ -------    --------

         Legal reserve                           20%          24,956     18,523
         Reserve for capital increase            20%          28,635      2,902
         Reserve for expansion                   80%         231,806    171,309
         Treasury shares                                       (815)      (815)
                                                             284,582    191,919

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------



13.  SHAREHOLDERS' EQUITY - Continued

     c) Capital composition

       The position of the controlling shareholders who are part of the shareholders agreement and/or are holders of more than 5% of the voting capital at December 31, 2003, is as follows:

                                                                 COMMON
                                                                 SHARES         %    PREFERRED SHARES        %
                                                           --------------   -------- ------------------   ------
       PREVI - Caixa Prev. Func. Bco Brasil                     2,865,315     18.52           3,972,428    13.61
       Fund. Telebras  Seg. Social - SISTEL                     2,766,917     17.88             144,889     0.50
       PETROS - Fund. Petrobras  Seg. Soc.                      2,255,562     14.58           1,905,261     6.53
       FAPES (Fund. Assist. Prev. Soc.)-BNDES                   2,040,984     13.19           1,671,061     5.73
       Weg S.A. (*)                                             1,566,862     10.13           1,768,172     6.06
       REAL GRANDEZA Fundacao de A.P.A.S.                       1,579,469     10.21                   -        -
       Bradesco Previdencia e Seguros S.A. (*)                  1,156,411      7.47                   -        -
       VALIA - Fund. Vale do Rio Doce                             303,609      1.96           1,544,786     5.29
       Previ - Banerj                                             514,805      3.33             151,060     0.52
                                                            ----------------------------------------------------
                                                               15,049,934     97.27          11,157,657    38.24
       Other                                                      422,023      2.73          18,022,770    61.76
                                                            ----------------------------------------------------
                                                               15,471,957    100.00          29,180,427   100.00
                                                            ====================================================

       (*) Shareholders who are not part of the shareholders agreement.

       In an agreement signed by the majority shareholders of Perdigao S.A. on October 25, 1994, it was established that they would consult with each other in advance about exercising their voting rights.

       The Extraordinary General Meeting held on December 17, 2002 approved "tag along" rights which grant to preferred shares the right to be included in the public offer for disposal of controlling shareholding to ensure the minimum price of 80% of the amount paid per share with voting rights composing the controlling stake .

   d)  Dividends

       Preferred shares, in addition to the priority in repayment of capital, have the same rights as the common shares, except for the voting right. According to the Company's bylaws, all shareholders are assured a minimum compulsory dividend of 25% of net income in each year, adjusted in accordance with the legislation in force.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

13.  SHAREHOLDERS' EQUITY - Continued


     e) Reconciliation of shareholders' equity and operating results for the year

       The difference between the shareholders' equity and the operating results for the year between the Company and the Consolidated as of December 31, 2003 refers to the elimination of unrealized profit in operations with the subsidiaries in the amount ofR$11,395 (R$6,279 in 2002) in shareholders' equity and R$5,116 (R$6,279 in 2002) in the operating results.


14. FINANCIAL INSTRUMENTS - CONSOLIDATED

      The Perdigao Companies have transactions involving financial instruments, exclusively related to their activities, the purpose of which is to reduce the exposure of their operating assets and liabilities to market, currency and interest rate risks. As of December 31, 2003, the financial instruments are as follows:

                                                  BOOK VALUE        MARKET VALUE
                                                  -----------        -----------
     Cash and short and long-term investments         654,248            654,248
     Trade accounts receivable                        153,010            153,010
     Investments                                          469                469
     Loans financing and debentures               (1,313,535)        (1,313,535)
     Swap contracts                                  (82,954)           (91,021)
     Trade accounts payable                         (323,480)          (323,480)
                                                  -----------        -----------
                                                    (912,242)          (920,309)
                                                  ===========        ===========

On December 31, 2003, the Company had assets and liabilities exposed to exchange variation as follows:

                                                       2003             2002
                                                   ---------      -----------
     Cash and short and long-term investments        144,075          530,456
     Swap contracts                                  496,398          580,254
     Loans and financing                           (744,943)      (1,252,548)
     Other assets and liabilities                     65,414         (81,232)
                                                   ---------      -----------
                                                    (39,056)       (223,070)
                                                   =========      ===========

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


14.   FINANCIAL INSTRUMENTS- CONSOLIDATED - Continued

      Regarding its customers, subsidiary Perdigao Agroindustrial S.A. uses selection procedures and performs analyses for setting credit limits, maintaining suitable provision to minimize possible losses.

      Trade accounts payable includes cereal received on a "price to set basis", which in accordance with the usual practices of the corn and soybean markets, are determined at the time of use or setting of prices. On December 31, 2003, they are stated at market value.

      The market values of financial assets and liabilities do not differ significantly from the book values, to the extent they were agreed and recorded at rates and conditions practiced in the market for operations of similar nature, risk and terms. In the case of swap contracts, the market value was obtained based on the projection of the rates to the maturity of the contracts and discounted at the CDI rates.

      Executive Management defines the policy for financial operations and transactions, based on the establishment of strategies and exposure limits, previously submitted to the Board of Directors.

      The FIDC Perdigao Fund (credit rights investment fund) was created in September, with the participation of Rabobank International Brasil S.A.

      The fund corresponds to securitization, through contracts for the assignment of credit rights generated by sales of Perdigao Agroindustrial S.A. in the domestic market. The fund equity amounts to R$80,000, of which R$64,000 refer to the senior quotas and R$16,000 to subordinated quotas that were subscribed by the issuer. Expected portfolio yield is 95% of the average CDI rate, with term of three years and total amortization at the end of the period, which may be extended for an additional period of three years. On December 31, 2003, the amount of credits receivable acquired by the fund amounted to R$82,206, recorded against the trade accounts receivable account.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

15.  FINANCIAL INCOME (EXPENSES), NET - CONSOLIDATED


                                                       2003             2002
     Interest expenses                             (234,340)        (165,582)
     Interest income                                  96,533           70,653
     Foreign exchange gain (loss)                     33,777        (108,732)
     CPMF (tax on bank accounts transaction )       (19,447)         (17,156)
     Other income (expenses)                        (11,921)            1,610
                                                --------------     ----------
                                                   (135,398)         (219,207)
                                                ==============     ===========

16.  CASH FLOWS

                                                                           COMPANY               CONSOLIDATED
                                                            -----------------------      ---------------------
                                                                 2003         2002          2003         2002
                                                            ----------    ---------      --------   ----------
  Cash flows from operations:
  Net income for the year                                      128,663       14,511       123,547        8,232
  Depreciation. amortization and depletion                           -            -        98,667       81,511
  Long-term financial charges                                        -            -        19,302       87,869
  Equity pickup                                              (130,412)     (12,641)             -            -
  Interest on shareholders' equity                              36,000        5,400             -            -
  Gain (loss) on permanent asset disposals                           -            -         3,764        (574)
                                                            ----------    ---------      --------   ----------
                                                                34,251        7,270       245,280      177,038
                                                            ----------    ---------      --------   ----------
  Changes in working capital :
  Trade accounts receivable                                          -            -        44,510       58,788
  Inventories                                                        -            -      (86,625)    (275,553)
  Trade accounts payable                                             2            -        44,873      127,315
  Other receivables and payables                                 4,477        3,267        41,080    (140,979)
                                                            ----------    ---------      --------   ----------
                                                                 4,479        3,267        43,838    (230,429)
                                                            ----------    ---------      --------   ----------
  Cash provided by (used in) operations                         38,730       10,537       289,118     (53,391)
                                                            ----------    ---------      --------   ----------
  Cash flows from investing activities:
  Short and long-term cash investments                               -            -       249,783     (72,041)
  Additions to permanent assets                                    (4)      (1,426)      (87,348)    (119,621)
  Disposal of permanent assets                                       -            -         6,460        6,952
                                                            ----------    ---------      --------   ----------
  Cash provided by (used in) investing ac                          (4)      (1,426)       168,895    (184,710)
                                                            ----------    ---------      --------   ----------
  Cash flows from financing activities:
  Loans. financing and debentures                                    -            -     (402,902)      324,775
  Interest on shareholders' equity                            (36,000)      (5,400)      (36,000)      (5,400)
  Other long-term receivables and payables                     (2,711)      (3,729)      (59,110)     (42,077)
                                                            ----------    ---------      --------   ----------
  Cash provided by (used in) financing activities             (38,711)      (9,129)     (498,012)      277,298
                                                            ----------    ---------      --------   ----------
  Net increase (decrease) in cash                                   15         (18)      (39,999)       39,197
                                                            ==========    =========      ========   ==========
  Changes in cash:
  At beginning of year                                              33           51        50,954       11,757
  At end of year                                                    48           33        10,955       50,954
                                                            ----------    ---------      --------   ----------
  Net increase (decrease) in cash                                   15         (18)      (39,999)       39,197
                                                            ==========    =========      ========   ==========

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------


17.  TRANSACTIONS WITH RELATED PARTIES

      Relate to loan transactions with subsidiary Perdigao Agroindustrial S.A., as follows: (a) loan balance of R$ 5,409 (91 in 2002); (b) income of R$ 6,391 (R$ 1,229 in 2002); and (c) expenses of R$ 7 (R$ 2,167 in 2002).

      The loans are subject to financial charges based on the average funding cost for the Perdigao Companies. The operations between subsidiaries are made at usual market prices and terms.


18.  INSURANCE COVERAGE

      The main insurance coverage in effect on December 31, 2003, considered sufficient to cover any losses, is as follows: (a) named risks, comprising fire, windstorm, lighting, loss of profit, among other risks, on property, plant and equipment and inventories, in the amount of R$ 1,214,670; (b) domestic and international transportation, for which the amounts are calculated based on the registered cargo, and (c) other coverage, including cash, civil liability, vehicles and containers.


19.  MORTGAGES AND GUARANTEES - CONSOLIDATED

     The Perdigao Companies have granted R$767,680 (R$1,074,960 in 2002) of guarantees, R$633,419 (R$657,587 in 2002) of mortgages on properties and guarantees, R$1,830 (R$5,719 in 2002) of fiduciary liens as collateral for loans, financing and debentures, and R$96,137 (R$77,288 in 2002) of mortgages on properties for the guarantee of other obligations, all in connection with normal operations.


20. EMPLOYEES AND MANAGEMENT PROFIT SHARING

     Subsidiary Perdigao Agroindustrial S.A. entered a Collective Agreement with the unions of the main categories for Profit Sharing for all its employees of up to 6% on the net income before profit-sharing, observing performance indicators and results previously negotiated, as well as the provisions of the Bylaws.

     Management profit sharing complies with the provisions of the Bylaws and approval of the Board of Directors.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

-----------------------------------------------------------------------------------------------------------------------------------
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
-----------------------------------------------------------------------------------------------------------------------------------

21.  SUPPLEMENTAL RETIREMENT PLAN

     In April 1997, Perdigao - Sociedade de Previdencia Privada (a private pension fund), sponsored by Perdigao Agroindustrial S.A., began its activities, which are to supplement the official retirement benefits for the employees of the Perdigao Companies.

     The plan is a defined-contribution type plan, based on the actuarial determination of benefit levels through the capitalization of contributions. As of December 31, 2003, the plan had 20,613 (20,044 in 2002) participants and net assets of R$ 48,930 (R$ 33,800 in 2002). For the year, the sponsor contributed R$ 4,061 (R$ 3,409 in 2002) to the plan, of which R$ 3,555 (R$ 2,963 in 2002) relates to current costs and R$ 506 (R$ 446 in 2002) to past service. The current liability for past services assumed at the beginning of the plan is R$ 6,748 (R$ 7,279 in 2002), adjusted by the general price index (IGP-DI). This amount shall be paid in the maximum period of 20 years as from the date of the beginning of the plan.

     The assets of the plan consist of fixed and variable income funds and shares, totaling R$ 49,015 (R$ 33,900 in 2002).

     The contributions, on average, are divided on the basis of 2/3 for the sponsor and 1/3 for the participants, and the actuarial calculations are made by independent actuaries, in accordance with the regulations in force.

EXHIBIT 3
FEDERAL PUBLIC DEPARTMENT
BRAZILIAN SECURITIES COMMISSION - CVM                             CORPORATE LAW
DFP - STANDARD FINANCIAL STATEMENTS - December 31, 2003
COMMERCIAL, INDUSTRIAL COMPANY AND OTHERS

01.01 - IDENTIFICATION

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
1-CVM Code                                   2- Company Name                            3- General Taxpayers' Register
01629-2                                      PERDIGAO S.A.                              01.838.723/0001-27
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

BOARD OF DIRECTORS


Chairman                                    Eggon Joao da Silva
Vice Chairman                               Francisco Ferreira Alexandre
Board MembersDirectors                      Adezio de Almeida Lima
                                            Antonio Carlos Valente da Silva
                                            Francisco de Oliveira Filho
                                            Jaime Hugo Patalano
                                            Luis Carlos Fernandes Afonso


FISCAL COUNCIL
                                            Gerd Edgar Baumer
                                            Luciano Carvalho Ventura
                                            Jose Ignacio Ortuondo Garcia




EXECUTIVE BOARD

Chief Executive Officer                     Nildemar Secches
Chief Sales Officer                         Joao Rozario da Silva
Chief Financial Officer                     Wang Wei Chang
Chief Operating Officer                     Paulo Ernani de Oliveira
Business Development Director               Nelson Vas Hacklauer
Supply Chain Director                       Wlademir Paravisi




                                                Itacir Francisco Piccoli
                                        Accountant - CRC -1SC005856/O-0 "S" - SP


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